Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 2, 2005, among Global ePoint, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Actual Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Shares, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares are held until the third anniversary of the Closing Date and all dividends thereon are paid in shares of Common Stock, and (b) the Closing Price at all times on and after the date of determination equals 100% of the actual Closing Price on the Trading Day immediately prior to the date of determination, and (ii) giving effect to the Conversion Price (as defined in the Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Certificate of Designations” means a certificate of designations of the Series C Preferred Stock, in the form of Exhibit A.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions other than a transaction or transactions contemplated by the Letter of Intent: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; (iii) a merger or consolidation of the Company or any significant Subsidiary or a sale of more than one-half of the assets of the Company (other than non-homeland security assets) in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any significant Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or equity interests in the Company; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (vi) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.2 upon the satisfaction of each of the conditions set forth in Sections 5.1 and 5.2.

“Closing Date” means the date of the Closing.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the

Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Purchasers holding a majority of the Securities, the cost of which shall be paid by the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.03 per share.

“Company Counsel” means Preston Gates & Ellis LLP, counsel to the Company.

“Convertible Securities” shall mean any evidence of indebtedness, shares, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Effective Date” means the date that an Underlying Shares Registration Statement is declared effective by the Commission.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company; provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Letter of Intent” means that certain letter dated May 27, 2005 between the Company and Astrophysics, Inc. regarding the proposed acquisition of Astrophysics, Inc. by the Company and the related financing (the “Financing”) described therein.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys’ fees.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or around the Closing Date, among the Company and the Purchasers, in the form of Exhibit B.

“Required Effectiveness Date” means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Convertible Securities, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares are held until the third anniversary of the Closing Date or, if earlier, until maturity, and all dividends thereon are paid in shares of Common Stock, and (b) the Closing Price at all times on and after the date of determination equals 50% of the actual Closing Price on the Trading Day immediately prior to the date of determination, and (ii) giving effect to the Conversion Price (as defined in the Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Underlying Shares.

“Senior Debt” means any indebtedness of the Company from the date hereof that is senior to any indebtedness set forth on Schedule 3.1(bb) in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock, no par value, of the Company, which is convertible into shares of Common Stock.

“Shares” means an aggregate of 1,250,007 shares of Series C Preferred Stock, which are being purchased by the Purchasers pursuant to this Agreement.

“Subsidiary” means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on an Eligible Market or (b) if trading ceases to occur on an Eligible Market, any Business Day.

“Trading Market” means the NASDAQ SmallCap Market or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Securities, the Registration Rights Agreement, the Certificate of Designations, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent Instructions” means the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to the Company’s transfer agent.

“Triggering Event” means any of the following events: (a) immediately prior to any Bankruptcy Event; (b) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of seven consecutive Trading Days or for a period of twenty Trading Days (which need not be consecutive Trading Days) in any 12 month period; (c) the Company fails for any reason to deliver a certificate evidencing any Securities to a Purchaser as required pursuant to any Transaction Document within five Trading Days after delivery of notice of failure to deliver by Purchaser or the exercise or conversion rights of the Holders pursuant to the Transaction Documents are otherwise suspended for any reason other than a breach of the Transaction Documents by the Purchasers; (d) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or any conversion of convertible Securities; (e) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for 90 days; (f) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within ten Trading Days after notice of such default is first given to the Company by a Purchaser; or (i) the Company shall issue equity securities of the Company (other than any such securities issued in connection with the acquisition of Astrophysics, Inc as described in the Letter of Intent or the financing described therein) which shall be senior to the Series C Preferred Stock in right of payment, or with respect to dividends, liquidation, or dissolution.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants and in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Securities by the Purchasers.

“Volume Weighted Average Price” means, with respect to any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such date or for such period on an Eligible Market as reported by Bloomberg, L.P., or any successor performing similar functions.

“Warrant” means a Common Stock purchase warrant, in the form of Exhibit C.

ARTICLE II

PURCHASE AND SALE

2.1 Sale and Issuance of Series C Preferred Stock at Closing. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing, that number of shares of Series C Preferred Stock set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Shares” and a Warrant to acquire that number of shares of Common Stock indicated on Schedule A hereto under the heading “Warrant Shares”, for the aggregate purchase price set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Purchase Price”.

2.2 Closing. The purchase and sale of the Shares pursuant to the terms of Section 2.1 shall take place at the offices of Proskauer Rose LLP in New York, New York, at 10:00 a.m. on the date each of the conditions set forth in Sections 5.1 and 5.2 have been satisfied, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (which time and place are designated as the “Closing”).

2.3 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) one or more stock certificates evidencing that number of Shares indicated on Schedule A hereto under the heading “Shares”, registered in the name of such Purchaser;

(ii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire that number of shares of Common Stock indicated on Schedule A hereto under the heading “Warrant Shares”;

(iii) evidence that the Certificate of Designations has been filed and become effective on or prior to the Closing Date with the Secretary of State of Nevada, in form and substance mutually agreed to by the parties;

(iv) the legal opinion of Company Counsel, in the form of Exhibit E, executed by such counsel and delivered to the Purchasers;

(v) the Registration Rights Agreement duly executed by the Company;

(vi) duly executed Transfer Agent Instructions delivered to the Company’s transfer agent; and

(vii) any other documents reasonably requested by a Purchaser or counsel to any Purchaser in connection with the Closing.

(b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the purchase price set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Purchase Price”, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii) the Registration Rights Agreement duly executed by such Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Purchasers:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1 (a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its shareholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) assuming the accuracy of Purchasers’ representations and warranties and compliance by the Purchasers’ of their respective covenants as set forth in this Agreement, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e) Issuance of the Securities. Except as described in Schedule 3.1(e), the Securities (including the Underlying Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions under applicable securities laws) and shall not be subject to preemptive rights or similar rights of shareholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

(f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.1(f), (i) there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock and (ii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that would cause the issue and sale of the Securities (including the Underlying Shares) to obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(f), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials filed by the Company since April 12, 2004 . (together with any materials filed since such date by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

(h) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in Schedule 3.1(h), (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice or (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

(i) Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(j) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

(k) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(l) Certain Fees. Except for the fees described in Schedule 3.1(1), all of which are payable to registered broker-dealers, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

(m) Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any stockholder approval provisions under the rules and regulations of any Trading Market. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(o) Registration Rights. Except as described in Schedule 3.1(o), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(p) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(q) Disclosure. The Company confirms that it has not provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information, except as may be disclosed in the Press Release described in Section 4.8, below or in the press release to be issued prior to 8:30 a.m. on June 3, 2005 disclosing all material terms of the Letter of Intent (the “Astrophysics Press Release”). The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. This Agreement, including the Schedules hereto, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as may be disclosed in the Press Release described in Section 4.8 or the Astrophysics Press Release, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(r) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice to the Company given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(s) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person where the alleged violation or infringement, if true, could have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(t) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(v) Transactions With Affiliates and Employees. Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(w) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

(x) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(y) Internal Accounting Controls. Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(aa) Ranking. The Series C Preferred Stock is (i) senior to the Company’s Series B Preferred Stock and to all other equity interests in the Company outstanding as of the Closing Date in right of payment, whether with respect to dividends or upon liquidation or dissolution, or otherwise other than the Series A Preferred Stock and (ii) will be senior to all other equity or equity equivalent securities issued by the Corporation after the Closing Date, other than preferred stock issued by the Corporation contemporaneously, and in connection, with the Corporation’s acquisition of Astrophysics, Inc. described in the Letter of Intent.

(bb) Indebtedness. Except as set forth on Schedule 3.1(bb) and (i) trade payables arising in the ordinary course of business not more than sixty

(60) days past due, and (ii) other indebtedness incurred in the ordinary course of business not exceeding $100,000, the Company does not have any indebtedness.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

(a) Organization: Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b) Investment Intent. Such Purchaser is acquiring the Securities for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(e) Restrictions on Securities. Each Purchaser understands that the Securities have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(f) No Conflicts. Each Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, other organizational documents or any law, regulation or court order applicable to it.

(g) Compliance with Laws. Each Purchaser represents and warrants to the Company is in compliance with all securities laws applicable to it and the transactions contemplated by the Transaction Documents, including all securities laws, rules and regulations in respect of the stabilization or manipulation of the price of the Common Stock.

(h) Access to Information. Each Purchaser acknowledges it or its representatives have reviewed the Disclosure Materials and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Materials.

(i) Reliance on Disclosure Materials. Each Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Materials and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”). Each Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(j) Forward Looking Statements. Each Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Materials supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Materials; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(k) Private Placement. Each Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

(l) Certain Trading Limitations. Each Purchaser agrees that, for as long it owns any outstanding shares of Series C Preferred Stock, it will not enter into any Short Sales. For purposes of this Section 3.2(h), a “Short Sale” by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock and all Common Stock that would be issuable upon conversion or exercise in full of all Options then held by such Purchaser (assuming that such Options were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the

Company and with its transfer agent, without any such legal opinion required of such Purchaser, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES SUBJECT TO THE PROVISIONS OF THIS LEGEND AND THE SECURITIES ACT.

Subject to and in reliance upon compliance of Purchasers with Section 6 of the Registration Rights Agreement, certificates evidencing Securities shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the letter included in the Transfer Agent Instructions to the Company’s transfer agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the receipt by the Company of notice that a Purchaser has delivered to the Company or the Company’s transfer agent a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(c) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the

Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(d) In addition to any other rights available to a Purchaser, if the Company fails to deliver to such Purchaser a certificate representing Common Stock by the third Trading Day after the date on which delivery of such certificate is required by any Transaction Document, and if after such third Trading Day such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares that the Purchaser anticipated receiving from the Company (a “Buy-In”), then, in the Purchaser’s sole discretion, the Company shall, within three Trading Days after such Purchaser’s request either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Common Stock and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock (the “Remaining Authorized Shares”) is less than 125% of (i) the Actual Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors of the Company shall use its best efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 90th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c) If, at the time any Purchaser requests an exercise or conversion of any Securities, the Actual Minimum minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents exceeds the Remaining Authorized Shares, then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares not exceeding such Purchaser’s pro-rata portion of the Remaining Authorized Shares (based on such Purchaser’s share of the aggregate purchase price paid hereunder and provided that the number of Remaining Authorized Shares issued to such Purchaser shall not exceed the difference between (x) such Purchaser’s pro rata portion (vis-à-vis other Purchasers) of the difference between (i) the Actual Minimum and (ii) the total number of Remaining Authorized Shares prior to the issuance by the Company of any Underlying Shares and (y) the total number of Underlying Shares issued to such Purchaser as of the date of such exercise or conversion), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute “Excess Shares” issuable only in accordance with the procedures described in Section 4.5(g) below.

(d) The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the greater of (A) the Required Minimum on the Closing Date and (B) the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

(e) If, on any date, the number of shares of Common Stock previously listed on a Trading Market is less than 125% of the Actual Minimum on such date, then the Company shall take the necessary actions to list on such Trading Market, as soon as reasonably possible, a number of shares of Common Stock at least equal to the Required Minimum on such date; provided that the Company will not be required at any time to list a number of shares of Common Stock greater than the maximum number of shares of Common Stock that could possibly be issued pursuant to the Transaction Documents.

(f) Notwithstanding anything to the contrary in any of the Transaction Documents, the maximum number of shares of Common Stock that the Company may issue on the Closing Date pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 19.999% of the Common Stock outstanding on such date (the “Issuable Maximum”), unless the Company obtains shareholder approval in accordance with the rules and regulations of such Trading Market. If, at the time any Purchaser requests an exercise or conversion of any Securities, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares of Common Stock not exceeding such Purchaser’s pro-rata portion of the Issuable Maximum (based on such Purchaser’s share of the aggregate purchase price paid hereunder and provided that the number of Underlying Shares issued to such Purchaser shall not exceed the difference between (x) such Purchaser’s pro rata portion (vis-à-vis other Purchasers) of the Issuable Maximum and (y) the total number of

Underlying Shares issued to such Purchaser as of the date of such exercise or conversion), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute “Excess Shares” issuable only in accordance with the procedures described in Section 4.5(g) below.

(g) Any Purchaser whose receipt of Excess Shares upon exercise or conversion of Securities is restricted based on the number of Remaining Authorized Shares or the Issuable Maximum shall have the option, by notice to the Company, to require the Company to use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is possible, but in any event not later than the 60th day after such notice. No shares of Common Stock that were issued pursuant to the Transaction Documents may be entitled to vote to approve the issuance of such Excess Shares.

4.6 Conversion and Exercise Procedures. The form of Election to Purchase included in the Warrants and the form of Conversion Notice included in the Certificate of Designations set forth the totality of the procedures required in order to exercise the Warrants or convert the Shares under the Transaction Documents. Subject to, and in reliance upon, the satisfaction by Purchasers of all obligations under the Transaction Documents, including but not limited the obligations described in Section 3.2 of this Agreement and Section 6 of the Registration Rights Agreement, no additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to exercise their Warrants or convert their Shares. The Company shall honor exercises of the Warrants and conversions of the Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.7 Intentionally Omitted.

4.8 Securities Laws Disclosure; Publicity. The Company shall no later than 8:30 a.m., New York City time on June 3, 2005, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby (the “Press Release”). On the Closing Date or the first Business Day thereafter, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and, if any disclosure therein differs materially from that which is contained in the 8-K Filing, provide copies thereof to the Purchasers promptly after filing. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

4.10 Reimbursement. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser’s or Related Person’s gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 5(c) of the Registration Rights Agreements. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from such Purchaser’s violation of law, material breach of this Agreement or the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

4.11 Default Interest. If the Company fails to make any cash payment required by any Transaction Document in full when due, then the Company shall pay interest thereon at a rate of 12% per annum (or such lesser maximum rate that is permitted to be paid under applicable law) from the date such payment was due until such amount, plus all such interest thereon, is paid in full.

4.12 Rights of Shareholders. Each time the Company delivers a notice or other communication to holders of the Common Stock it will contemporaneously deliver a copy of such notice or communication to the Purchasers.

4.13 MFN Provision. If any time prior to the date on which the Company has consummated one or more equity financings with gross proceeds to the Company of more than $24,000,000 following the Closing Date, the Company or any Subsidiary of the Company offers to issue or issues to any Person any security of the Company or any Subsidiary of the Company, then the Company shall offer to each Purchaser the right to exchange all or a portion of the Series C Preferred Stock then held by such Purchaser valued at the then Stated Value (as defined in the Certificate of Designations), plus accumulated and unpaid dividends, of such Series C Preferred Stock for such security. Such offer shall made at the same time and in the same manner as if such offer is being made to any other potential purchaser of such security. Each Purchaser shall have 20 Trading Days to review the offer and determine whether it wants to exchange all or any portion of the Series C Preferred Stock.

4.14 Series B Preferred Stock. The Company hereby represents and warrants that the issuance of the Series B Preferred Stock pursuant to the Securities Purchase Agreement dated May 20, 2005 between the Company and the purchasers therein has closed and the Company agrees that it shall not increase the authorized number of shares of Series B Preferred Stock or issue greater than 15,000 shares of Series B Preferred Stock, without the prior written consent of the holders of a majority of the Series B Preferred Stock.

4.15 Shareholders Rights Plan. In the event that a shareholders rights plan is adopted by the Company, no claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any such plan or in any way could be deemed to trigger the provisions of such plan by virtue of receiving Securities under the Transaction Documents.

ARTICLE V

CONDITIONS

5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since the date hereof listed for trading on an Eligible Market;

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing; and

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VI

MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the third trading day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2 Fees and Expenses. At the Closing, the Company shall pay to Iroquois Capital, L.P., an aggregate of $25,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents, of which amount $10,000 has been previously paid by the Company. In lieu of the foregoing payments, the Iroquois Capital, L.P. may retain the amount of such payments instead of delivering such amounts to the Company at the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

6.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of at least 50.1% of the outstanding Shares or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such assignee agrees in writing to be bound by the provisions of those Agreements.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.10 and may enforce the provisions of such Section directly against the Company.

6.9 Governing Law; Venue; Waiver Of Jury Trail. THE CORPORATE LAWS OF THE STATE OF NEVADA SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, conversion and/or exercise of the Securities, as applicable.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Usury. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

6.18 Independent Nature of Purchasers’ Obligations and Rights as Among the Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents and each party represents and confirms that Proskauer Rose LLP represents only Iroquois Capital LP in connection with this Agreement and the other Transaction Documents.

6.19 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GLOBAL EPOINT, INC.

By:	/s/ TORESA LOU
Name:	Toresa Lou
Title:	CEO

Address for Notice:

[__________________________________________]
[__________________________________________]
Facsimile No.: [_______________]
Telephone No.: [_______________]
Attn: [ ]

With a copy to:
[ ]
[ ]
Facsimile No.: [ ]
Telephone No.: [ ]
Attn: [ ].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

[Name of Purchaser]
Nite Capital LP

By:	/S/ KEITH A. GOODMAN
Name:	Keith A. Goodman
Title:	Manager of the General Partner

Address for Notice: 100 East Cook Ave Ste 201 Libertyville, IL 60048
[ ]
Facsimile No.: 847-968-2648
Telephone No.: 847-968-2655
Attn: Keith Goodman

Omicron Master Trust

By:	/S/ BRUCE BERNSTEIN
Name:	Bruce Bernstein
Title:	Managing Partner

Address for Notice:
650 5th Ave, 24th Fl New York, NY 10019 Facsimile No.: 212 258-2315 Telephone No.: 212 258-2302 Attn: Brian Daly

With a copy to:

Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 Facsimile No.: (212) 969-2900 Telephone No.: (212) 969-3000 Attn: Adam J. Kansler, Esq.

[Name of Purchaser] Iroquois Master Fund Ltd.

By:	/S/ JOSHUA SILVERMAN
Name:	Joshua Silverman
Title:	Authorized Signatory

Address for Notice:

[ ] Facsimile No.: Telephone No.: Attn:

With a copy to:

Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 Facsimile No.: (212) 969-2900 Telephone No.: (212) 969-3000 Attn: Adam J. Kansler, Esq.

[Name of Purchaser] The Tail Wind Fund, Ltd.
By:	Tail Wind Advisory & Management Ltd., as investment manager

By:	/S/ DAVID CROOK
Name:	David Crook
Title:	CEO

Address for Notice:

[ ] Facsimile No.: Telephone No.: Attn:

With a copy to:

DKR SOUNDSHORE OASIS HOLDING FUND LTD.

By:	/s/ BRAD CASWELL
Name:	Brad Caswell
Title:	Director

Address for Notice:

c/o DKR Capital Partners L.P. 1281 East Main Street Stamford, CT 06902 Tel: 203-324-8378 Fax: 203-674-4737 Attn: Rajni Narasi

Registered Address:

18 Church Street Skandia House Hamilton HM11 Bermuda

[Name of Purchaser]
Cranshire Capital, L.P.

By:	/s/ MITCHELL P. KOPIN
Name:	Mitchell P. Kopin
Title:	President - Downsview Capital, Inc., The G. P.

Address for Notice:

666 Dundee Rd, Suite 1901 North Brook, IL 60062 [ ] Facsimile No.: 847-562-9031 Telephone No.: 847-562-9030 Attn: Mitchell Kopin

SMITHFIELD FIDUCIARY LLC

By:	/s/ ADAM J. CHILL
Name:	Adam J. Chill
Title:	Authorized Signatory

Address for Notice:

c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Facsimile No.: (212) 751-0755 Telephone No.: (212) 287-4720 Attn: Ari J. Storch / Adam J. Chill

[Name of Purchaser]
RHP Master Fund, Ltd.
By: Rock Hill Investment Management, L.P.
By: RHP General Partner, LLC

/s/ WAYNE BLOCH
By:	Wayne Bloch
Its:	Managing Partner

By:
Name:
Title:

Address for Notice:

[ ] Facsimile No.: 610-949-9600 Telephone No.: 610-949-9700 Attn: Keith Marlowe

[Name of Purchaser] Enable Growth Partners LP $300,000.00

By:	/s/ BRENDAN O’NEIL
Name:	Brendan O’Neil
Title:	Principal

Address for Notice:

One Ferry Building, Suite 255 San Francisco, CA 94111 Facsimile No.: 415-677-1580 Telephone No.: 415-677-1578 Attn: Brendan O’Neil

[Name of Purchaser] Enable Opportunity Partners LP $50,000.00

By:	/s/ BRENDAN O’NEIL
Name:	Brendan O’Neil
Title:	Principal

Address for Notice:

One Ferry Building, Suite 255 San Francisco, CA 94111 Facsimile No.: 415-677-1580 Telephone No.: 415-677-1578 Attn: Brendan O’Neil

Schedule A

PURCHASERS

PURCHASERS	SHARES	WARRANT SHARES	PURCHASE PRICE	ADDITIONAL SHARES

TOTAL

Schedule 3.1(a)

Subsidiaries

Global Telephony, Inc., a Nevada corporation

Global Airworks, Inc., a California corporation

McDigit, Inc., a California corporation

Schedule 3.1(e)

Issuance of Securities

The Company has granted to Iroquois Capital LP, Cranshire Capital, L.P, Omicron Master Trust, DKR Soundshore Oasis Holding Fund Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund, Ltd. limited rights of first refusal to purchase the securities of the Company pursuant to Section 4.5(b) of the Securities Purchase Agreement dated December 19, 2004 between the Company and the aforementioned parties.

Schedule 3.1(f)

Company Capitalization

1.	The Company has authorized 50,000,000 shares of Common Stock, $.03 par value, of which 12,465,885 shares issued and outstanding.

2.	The Company has authorized 2,000,000 shares of undesignated Preferred Stock, of which (a) 55,000 shares have been designated and issued as Series A Convertible Preferred Stock of which 21,000 shares are outstanding; and (b) 55,000 shares have been designated as Series B Convertible Preferred Stock, of which 15,000 shares have been issued and are outstanding.

3.	The Company has outstanding options to purchase an aggregate of 4,275,100 shares of Common Stock.

4.	The Company has outstanding warrants to purchase an aggregate of 989,041 shares of Common Stock, excluding warrants to purchase shares of Common Stock to be issued to the Purchasers and warrants to purchase shares of Common Stock to be issued to H.C. Wainwright & Co., Inc. in connection with the closing.

5.	The Company has outstanding additional investment rights to purchase an aggregate of 400,000 shares of Common Stock.

6.	In April and June of 2004, the Company borrowed funds from Prophecy Technologies, LLC, d/b/a the Maxus Group, to fund the purchase price in connection with the acquisition of certain assets from Insolvency Services Group, Inc. Of this indebtedness, $2,405,241.86 is convertible into shares of the Company’s Common Stock at a conversion price calculated in the same manner as the conversion price calculated for the Series A Convertible Preferred Stock. In addition, the Company will issue to Prophecy Technologies, LLC a warrant to purchase a number of shares of Common Stock equal to 330,000 shares issuable upon conversion of the aforementioned indebtedness.

7.	In June 2004, we borrowed $1,000,000 from John Pan, our Chairman, Chief Financial Officer and President. Interest accrues on the unpaid principal balance of this loan at a rate equal to the prime rate at Bank of the West, plus 0.25%. We are required to accrue interest payments each month until the principal balance is paid in full, which must occur no later than December 15, 2005.

Schedule 3.1(f) (cont.)

Beneficial Ownership in Excess of 5% of Outstanding Common Stock

Name of Beneficial Owner	Shares Owned as of 5/20/05	Shares Acquirable	Total	%
MAG Capital, LLC- note 1	958,359	1,833,571	2,791,930	19.5%
T. Lou	46,334	1,721,096	1,767,430	12.5%
J. Pan	5,383,472	500,000	5,883,472	45.4%
Frederick Sandvick		870,000	870,000	6.5%

	6,388,165	4,924,667	11,312,832

Total Shares Outstanding as of 5/27/04:			12,465,885

note 1-	Represents share acquired and acquirable by MAG Capital, LLC and three equity funds that are managed by MAG Capital, LLC.

Schedule 3.1(h)

Material Changes

On March 9, 2005, the Company’s wholly-owned subsidiary, Best Logic, LLC, entered into a loan agreement with Far East National Bank pursuant to which the bank has agreed to loan Best Logic up to $1,000,000. Pursuant to a promissory note, dated March 9, 2005, executed in connection with the loan agreement, interest on the outstanding principal balance of the loan will accrue at a variable rate equal to the lender’s prime rate plus 1%. The initial interest rate is 6.5% per annum, subject to change each time the lender’s prime rate changes. Interest is payable monthly with all outstanding principal and accrued and unpaid interest due and payable in full on March 15, 2006. As of May 2005, a total of $700,000 has been advanced to Best Logic pursuant to the loan agreement.

Schedule 3.1(l)

Certain Fees

The Company is obligated to pay H.C. Wainwright & Co., Inc. a fee of (i) cash in the amount of five percent (5%) of the purchase price paid by the Purchasers for their purchase of Series C Preferred Stock and (ii) warrants to purchase five percent of the common shares underlying the Series C Preferred Stock purchased by Purchasers.

Schedule 3.1(o)

Registration Rights

As of this date, the Company has not filed, nor is it required to file, the registration statement contemplated by the Registration Rights Agreement dated May 20, 2005 between the Company and the purchasers of the Series B Convertible Preferred Stock.

Schedule 3.1(bb)

The Company has entered into of a Letter of Intent dated May 27, 2005 with Astrophysics, Inc., a copy of which has been provided to the Purchasers, pursuant to which the Company proposes to: (i) acquire Astrophysics in consideration of the Company’s issuance of a control block of its common stock; (ii) cause the resignation of its current directors at the close of the Astrophysics acquisition in favor of a slate of directors appointed by Astrophysics; and (iii) and in connection with the Astrophysics acquisition, raise up to $30 million of additional capital through the sale of its equity securities. Pursuant to the Letter of Intent, the Company has agreed to pay Astrophysics a non-refundable deposit of $500,000, loan Astrophysics $500,000 and loan Astrophysics an additional $5 million.

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

[GRAPHIC APPEARS HERE]	DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 884 6705 Website: secretaryofstate.biz	Entity # C2721 – 1990 Document Number: 20050220519 – 46 Date Filed:
	Certificate of Designation (PURSUANT TO NRS 78.1955)	6/8/2005 3:37:47 PM In the office of /s/ DEAN HELLER Dean Heller Secretary of State

Important: Read Attached Instructions before completing form.		ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1.	Name of corporation:

Global ePoint, Inc.

2.	By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

SERIES C CONVERTIBLE PREFERRED STOCK - One Million Two Hundred Fifty Thousand Ten (1,250,010) Shares:

RESOLVED, that a series of Preferred Stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Certificate of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the Determinations of the number of shares constituting, and the rights, preferences, privileges and restrictions relating to a new series of Preferred Stock as follows:

1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Corporation’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and the number of shares so designated shall be 1,250,010.*

*	CONTINUED ON THE ATTACHED

3. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

4. Officer Signature:	/S/ JOHN PAN
John Pan, President

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

Execution Version

CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

GLOBAL EPOINT, INC.

a Nevada corporation

The undersigned, John Pan certifies that:

1. He is the duly acting President and Secretary of Global ePoint, Inc., a corporation organized and existing under the Corporation Code of the State of Nevada (the “Corporation”).

2. Pursuant to authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 78.1955 of the General Corporation Law of Nevada, said Board of Directors, has previously designated the Corporation’s Series A Convertible Preferred Stock (“Series A Preferred Stock”).

3. Pursuant to authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 78.1955 of the General Corporation Law of Nevada, said Board of Directors, has previously designated the Corporation’s Series B Convertible Preferred Stock (“Series B Preferred Stock”).

4. Pursuant to authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 78.1955 of the General Corporation Law of Nevada, said Board of Directors, pursuant to a unanimous written consent effective as of May 31, 2005, adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series C Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that a series of Preferred Stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Certificate of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the Determinations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

SERIES C CONVERTIBLE PREFERRED STOCK

1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Corporation’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and the number of shares so designated shall be 1,250,010. Each share of Series C Preferred Stock shall have no par value and a stated value equal to $2.80 (the “Stated Value”).

2. Definitions. In addition to the terms defined elsewhere in this Certificate of Designations, (a) the terms set forth in Exhibit A hereto have the meanings indicated therein, and (b) the following terms have the meanings indicated:

“Conversion Price” means the Fixed Conversion Price, as adjusted pursuant to this Certificate of Designations.

“Equity Conditions” means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holders and may be sold by the Holders pursuant to an effective Underlying Shares Registration Statement or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 17 hereof or the rules or regulations of any Trading Market; (v) no Bankruptcy Event has occurred; (vi) the Company has not failed for any reason to deliver a certificate evidencing any Securities to a Purchaser as required pursuant to any Transaction Document within five Trading Days after delivery of notice of failure to deliver by Purchaser and none of the exercise or conversion rights of the Holders pursuant to the Transaction Documents are suspended for any reason other than a breach of the Transaction Documents by the Purchasers; (vii) the Company has not failed to make any cash payment required under the Transaction Documents or if the Company has failed in making any payment under the Transaction Documents, such failure has been or will be cured within five Trading Days after notice of such default was first given to the Company by a Purchaser; or (viii) the Company has not issued any equity securities of the Company (other than any such securities issued in connection with the acquisition of Astrophysics, Inc. as described in the Letter of Intent or the financing described therein) which are senior to the Series C Preferred Stock in right of payment, or with respect to dividends, liquidation or dissolution; and (ix) the Closing Price of the Common Stock is equal to or greater than $0.57.

“Fixed Conversion Price” means $2.80.

“Holder” means any holder of Series C Preferred Stock.

“Junior Securities” means the (i) Common Stock and all other equity or equity equivalent securities of the Corporation, including, without limitation, the Corporation’s Series B Convertible Preferred Stock, no par value, outstanding as of the date hereof

2

other than the Corporation’s Series A Convertible Preferred Stock, no par value and (ii) all equity or equity equivalent securities issued by the Corporation after the Closing Date, other than preferred stock issued by the Corporation contemporaneously, and in connection, with the Corporation’s acquisition of Astrophysics, Inc. described in the Letter of Intent.

“Original Issue Date” means the date of the first issuance of any shares of the Series C Preferred Stock regardless of the number of transfers of any particular shares of Series C Preferred Stock and regardless of the number of certificates that may be issued to evidence such Series C Preferred Stock.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of June 2, 2005, among the Corporation and the original purchasers of the Series C Preferred Stock.

3. Dividends.

(a) Holders shall be entitled to receive, out of funds legally available therefor, and the Corporation shall pay, cumulative dividends on the Series C Preferred Stock at the rate per share (as a percentage of the Stated Value per share) of 6% per annum, payable semiannually in arrears commencing on December 31, 2005 and thereafter on each June 30 and December 31, except if such date is not a Trading Day, in which case such dividend shall be payable on the next succeeding Trading Day (each, a “Dividend Payment Date”). Dividends on the Series C Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(b) Subject to the conditions and limitations set forth below, the Corporation may pay required dividends (i) in cash or (ii) in Common Stock. The Corporation must deliver written notice (the “Dividend Notice”) to the Holders indicating the manner in which it intends to pay dividends at least fifteen (15) Trading Days prior to each Dividend Payment Date, but the Corporation may indicate in any such notice that the election contained therein shall continue for subsequent Dividend Payment Dates until revised. Failure to timely provide such written notice shall be deemed an election by the Corporation to pay the dividend in cash. All dividends payable in respect of the Series C Preferred Stock on any Dividend Payment Date must be paid in the same manner.

(c) Notwithstanding the foregoing, the Corporation may not pay dividends by issuing Common Stock unless, at such time, the Equity Conditions are satisfied (or waived in writing by the applicable Holder) with respect to such Common Stock dividend shares and all of the Underlying Shares then issuable upon conversion in full of all the outstanding Series C Preferred Stock.

(d) So long as any Series C Preferred Stock is outstanding, (i) neither the Corporation nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any Junior Securities or set aside any monies for such a redemption, purchase or other

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acquisition, and (ii) the Corporation shall not pay or declare any dividend or make any distribution on any Junior Securities, except pro rata stock dividends on the Common Stock payable in additional shares of Common Stock and dividends due and paid in the ordinary course on preferred stock of the Corporation, in each case only at such times as the Corporation is in compliance with its payment and other obligations hereunder.

(e) In the event that the Corporation elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as such dividend shall be (i) determined by dividing the total dividend then payable to such Holder by the Dividend Conversion Price (as defined below) as of the applicable Dividend Payment Date, and rounding up to the nearest whole share, and (ii) paid to such Holder in accordance with Section 3(f) below. The term “Dividend Conversion Price” shall mean 92.5% of the arithmetic average of the Volume Weighted Average Prices of Common Stock for the twenty (20) consecutive Trading Days immediately prior to the applicable Dividend Payment Date (not including such date), as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such five Trading Day period.

(f) In the event that any dividends are paid in Common Stock the Corporation shall, on or before the fifth (5th) Trading Day following the applicable Dividend Payment Date, (i) issue and deliver to such Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (ii) subject to the request of the Holder and provided that (a) a registration statement covering the resale of the shares of Common Stock to which the holder shall be entitled is effective under the Securities Act and (b) the Holder has complied with the provisions of Section 6 of the Registration Rights Agreement, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission System.

4. Registration of Series C Preferred Stock. The Corporation shall register shares of the Series C Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series C Preferred Stock Register”), in the name of the record Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series C Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

5. Registration of Transfers. The Corporation shall register the transfer of any shares of Series C Preferred Stock in the Series C Preferred Stock Register, upon surrender of certificates evidencing such Shares to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series C Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

6. Liquidation.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidation Event”), the Holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of

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the assets or surplus funds of the Corporation to the holders of Junior Securities by reason of their ownership thereof, an amount per share in cash equal to the Stated Value for each share of Series C Preferred Stock then held by them (as adjusted for any stock split, stock dividend, stock combination or other similar transactions with respect to the Series C Preferred Stock), plus all accrued but unpaid dividends on such Series C Preferred Stock as of the date of such event (the “Series C Stock Liquidation Preference”). If, upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such Holders of the full Series C Stock Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series C Preferred Stock in proportion to the aggregate Series C Stock Liquidation Preference that would otherwise be payable to each of such Holders. Such payment shall constitute payment in full to the holders of the Series C Stock upon the Liquidation Event. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series C Stock, so as to be available for such payment, such holders of Series C Stock shall be entitled to no further participation in the distribution of the assets of the Corporation. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes of this Certificate of Designations, be deemed to be a Liquidation Event. Neither the consolidation or merger of the Corporation with or into any other Person, nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes of this Certificate of Designations, be deemed to be a Liquidation Event.

(b) In the event of a Liquidation Event, following completion of the distributions required by the first sentence of paragraph (a) of this Section 6, if assets or surplus funds remain in the Corporation, the holders of the Junior Securities shall share in all remaining assets of the Corporation, in accordance with the General Corporation Law of Nevada and the Restated Articles of Incorporation of the Corporation.

(c) The Corporation shall provide written notice of any Liquidation Event to each record Holder not less than 30 days prior to the payment date or effective date thereof, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holders.

7. Conversion.

(a) Conversion at Option of Holder. At the option of any Holder, any Series C Preferred Stock held by such Holder may be converted into Common Stock based on the Conversion Price then in effect for such Series C Preferred Stock. A Holder may convert Series C Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Corporation a Conversion Notice, in the form attached hereto, appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is a “Conversion Date.”

(b) Conversion at Option of Corporation. If, at any time after the Effective Date, the average arithmetic Closing Price for fifteen (15) consecutive Trading Days exceeds

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$3.75 (as adjusted for any stock dividend, stock split, stock combination or other similar transaction after the Original Issue Date) (the “Threshold Price”), the Corporation may require the Holders to convert all or any part of the shares of Series C Preferred Stock into Common Stock based on the Conversion Price. The Corporation may require a conversion pursuant to this paragraph by delivering irrevocable written notice of such election to the Holders, and the tenth (10th) Trading Day after the date any such notice is delivered to the Holders (as determined in accordance with the notice provisions hereof) will be the “Conversion Date” for such required conversion. Notwithstanding the foregoing, the Corporation may not require any conversion under this paragraph (and any notice thereof will be void), unless (A) from the period commencing on the Corporation’s delivery of the irrevocable written notice through the Conversion Date, the Equity Conditions are satisfied (or waived in writing by the applicable Holder) on each Trading Day with respect to all of the Underlying Shares then issuable upon conversion in full of all outstanding Series C Preferred Stock.

8. Mechanics of Conversion.

(a) The number of Underlying Shares issuable upon any conversion of a share of Series C Preferred Stock hereunder shall equal (i) the Stated Value of such share of Series C Preferred Stock to be converted, divided by the Conversion Price on the Conversion Date, plus (ii) the amount of any accrued but unpaid dividends on such share of Series C Preferred Stock through the Conversion Date, divided by the Conversion Price on the Conversion Date.

(b) Upon conversion of any share of Series C Preferred Stock, and provided that the Holder has complied with the provisions of Section 6 of the Registration Rights Agreement, the Corporation shall promptly (but in no event later than three Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends unless a registration statement covering the resale of the Underlying Shares and naming the Holder as a selling stockholder thereunder is not then effective and such Underlying Shares are not then freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. The Corporation shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically through the DTC or another established clearing corporation performing similar functions, and shall issue such Underlying Shares in the same manner as dividend payment shares are issued pursuant to Section 3(i) above.

(c) A Holder shall not be required to deliver the original certificate(s) evidencing the Series C Preferred Stock being converted in order to effect a conversion of such Series C Preferred Stock. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original certificate(s) and issuance of a new certificate evidencing the remaining shares of Series C Preferred Stock. Upon surrender of a certificate following one or more partial conversions, the Corporation shall promptly deliver to the Holder a new certificate representing the remaining shares of Series C Preferred Stock.

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(d) The Corporation’s obligations to issue and deliver Underlying Shares upon conversion of Series C Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such Underlying Shares.

9. Redemption Rights.

(a) Optional Redemption Right.

(i) The Corporation shall have the right at any time to repurchase (a “Optional Redemption”) all of the then outstanding Series C Preferred Stock at a price equal to 105% of the Stated Value of such shares of Series C Preferred Stock (the “Optional Redemption Price”), plus all accrued but unpaid dividends thereon to the date of payment, in cash. The Corporation must deliver a notice of the Optional Redemption to the Holders at least twenty (20) Trading Days prior the date of the Optional Redemption (the “Optional Redemption Date”), which notice shall state the date of the Optional Redemption Date and the Optional Redemption Price.

(ii) Upon receipt of payment of the Optional Redemption Price by the Holders of Series C Preferred Stock, each Holder will deliver the certificate(s) evidencing the Series C Preferred Stock redeemed by the Corporation, unless such Holder is awaiting receipt of a new certificate evidencing such shares from the Corporation pursuant to another provision hereof. At any time on or prior to the Optional Redemption Date, the Holders may convert any or all of the shares of Series C Preferred Stock, and the Corporation shall honor any such conversions in accordance with the terms hereof.

(b) Mandatory Redemption.

(i) Beginning on the nine month anniversary of the Original Issue Date of the Series C Preferred Stock and on the first business day of each month thereafter (each a “Mandatory Redemption Date”), the Corporation shall redeem 1/30th of the original principal amount of the Series C Preferred Stock at a price equal to 100% of the Stated Value of such shares of Series C Preferred Stock, plus all accrued but unpaid dividends thereon to the date of payment (for each redemption on a Mandatory Redemption Date, the “Mandatory Redemption Price”).

(ii) Subject to the conditions and limitations set forth below, the Corporation may pay the Mandatory Redemption Price (i) in cash or (ii) in

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Common Stock. The Corporation must deliver written notice (the “Mandatory Redemption Notice”) to the Holders indicating the manner in which it intends to pay the Mandatory Redemption Price at least seven (7) Trading Days prior to the Mandatory Redemption Date. Failure to timely provide such written notice shall be deemed an election by the Corporation to pay the Mandatory Redemption Price in cash, unless payment of the Mandatory Redemption Price is not permitted on the Mandatory Redemption Date, in which case the Mandatory Redemption Price shall be payable in cash.

(iii) Notwithstanding the foregoing, the Corporation may not pay the Mandatory Redemption Price by issuing Common Stock unless, at such time, the Equity Conditions are satisfied (or waived in writing by the applicable Holder) with respect to such Common Stock shares and all of the Underlying Shares then issuable upon conversion in full of all the outstanding Series C Preferred Stock.

(iv) In the event that the Corporation elects to pay the Mandatory Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder on the Mandatory Redemption Date shall be (i) determined by dividing the total Mandatory Redemption Price then payable to such Holder by the Redemption Market Price (as defined below) as of the Mandatory Redemption Date, and rounding up to the nearest whole share, and (ii) paid to such Holder in accordance with Section 9(c)(v) below. The term “Redemption Market Price” shall mean 92.5% of the average of the Volume Weighted Average Prices of Common Stock for the twenty (20) consecutive Trading Days immediately prior to the Mandatory Redemption Date (not including such date). Notwithstanding any other provision of this Certificate of Designation, the Corporation shall not be entitled to pay the Mandatory Redemption Price in shares of Common Stock unless the Company has obtained shareholder approval, if required, for the issuance in accordance with the applicable rules and regulations of the Eligible Market.

(v) In the event that the Mandatory Redemption Price is paid in Common Stock the Corporation shall, on the Mandatory Redemption Date, (i) issue and deliver to such Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (ii) if the Holder has notified the Corporation that this clause (ii) shall apply, provided that the Holder has complied with the provisions of Section 6 of the Registration Rights Agreement, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System.

10. Triggering Events.

(a) During the first fifteen (15) Trading Days following the occurrence of a Triggering Event, each Holder shall have the option to elect, by notice to the Corporation (an

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“Event Notice”), to require the Corporation to repurchase all or any portion of the Series C Preferred Stock then held by such Holder, at a price per share equal to the Stated Value plus all accrued but unpaid dividends thereon through the date of payment. The aggregate amount payable pursuant to the preceding sentence is referred to as the “Event Price.” The Corporation shall pay the aggregate Event Price to each Holder no later than the sixtieth day following the date of delivery of the Event Notice, and upon receipt thereof such Holder shall deliver original certificates evidencing the shares of Series C Preferred Stock and Underlying Shares so repurchased to the Corporation (to the extent such certificates have been delivered to the Holder).

(b) Upon the occurrence of any Bankruptcy Event, the Corporation shall immediately be obligated, without any further action by any Holder, to repurchase all outstanding shares of Series C Preferred Stock and all such Underlying Shares at the Event Price pursuant to the preceding paragraph as if each Holder had delivered an Event Notice immediately prior to the occurrence of such Bankruptcy Event.

11. Voting Rights. Except as otherwise provided herein or as required by applicable law, the Holders of the Series C Preferred Stock shall not be entitled to vote on matters on which holders of Common Stock are entitled to vote. So long as any shares of Series C Preferred Stock are outstanding, except as otherwise provided herein, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series C Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designation (whether by merger, reorganization, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event or Change of Control senior to or otherwise pari passu with the Series C Preferred Stock; provided, however, that the Corporation shall be permitted to issue without the consent of the Holders of the Series C Preferred Stock any class of preferred stock ranking pari passu with the Series C Preferred Stock if the conversion price of such class of preferred stock, directly or indirectly to Common Stock, is greater than the Conversion Price for the Series C Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders (whether by merger, reorganization, consolidation or otherwise), (d) increase the authorized number of shares of Series C Preferred Stock, (e) redeem, repurchase or otherwise acquire any share of Junior Securities, (f) increase the authorized number of shares of Series B Preferred Stock, (g) issue greater wan 15,000 shares of Series B Preferred Stock or (h) enter into any agreement with respect to the foregoing.

12. Charges, Taxes and Expenses. Issuance of certificates for shares of Series C Preferred Stock and for Underlying Shares issued on conversion of (or otherwise in respect of) the Series C Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or Series C Preferred Stock in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the

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Series C Preferred Stock or receiving Underlying Shares in respect of the Series C Preferred Stock.

13. Replacement Certificates. If any certificate evidencing Series C Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, the Corporation shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as die Corporation may prescribe.

14. Reservation of Underlying Shares. The Corporation covenants that it shall at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Series C Preferred Stock (taking into account the adjustments of Section 15), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Corporation covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Corporation covenants that it shall use its best efforts to satisfy each of the Equity Conditions.

15. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 15.

(a) Stock Dividends and Splits. If the Corporation, at any time while Series C Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than regular dividends on the Series C Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Pro Rata Distributions. If the Corporation, at any time while Series C Preferred Stock is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case upon any conversion of Series C Preferred Stock that occurs after such record date, such Holder shall be

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entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

(c) Fundamental Transactions. If, at any time while Series C Preferred Stock is outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 15(a) above) (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of Series C Preferred Stock, each Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Series C Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder a new series of preferred stock consistent with the foregoing provisions and evidencing die Holders’ right to convert such preferred stock into Alternate Consideration, The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Series C Preferred Stock (or any such replacement security) wilt be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d) Calculations. All calculations under this Section 15 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 15, the Corporation at its expense will promptly compute such adjustment in

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accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Corporation will promptly deliver a copy of each such certificate to each Holder and to the Corporation’s Transfer Agent

(f) Notice of Corporate Events. If the Corporation (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Corporation or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, then the Corporation shall deliver to each Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Corporation will take all steps reasonably necessary in order to insure that each Holder is given the practical opportunity to convert its Series C Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

16. Change of Control.

(a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” As long as any share of Series C Preferred Stock is outstanding, prior to the consummation of any (i) sale of all or substantially all of the Corporation’s assets to an acquiring Person or (ii) other Organic Change following which the Corporation is not a surviving entity, the Corporation will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the Holders of at least a majority of the Series C Preferred Stock then outstanding) to deliver to each Holder of Series C Preferred Stock in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Series C , Preferred Stock (including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Series C Stock Liquidation Preference held by such Holder) and reasonably satisfactory to the Holders of at least a majority of the Series C Preferred Stock then outstanding. Prior to the consummation of any other Organic Change, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to the Holders of at least a majority of the Series C Preferred Stock then outstanding) to insure that each of the Holders of die Series C Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder’s Series C Preferred Stock such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock

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which would have been acquirable and receivable upon the conversion of such Holder’s Series C Preferred Stock as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Series C Preferred Stock).

(b) Optional Redemption Upon Change of Control. In addition to the rights of the Holders of Series C Preferred Stock under Section 16(a), upon a Change of Control of the Corporation each Holder of Series C Preferred Stock shall have the right, at such Holder’s option, to require the Corporation to redeem all or a portion of such Holder’s Series C Preferred Stock at a price per Series C Preferred Stock equal to the Stated Value plus all accrued but unpaid dividends thereon through the date of payment (the “Change of Control Redemption Price”). No sooner than 60 days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier (a “Notice of Change of Control”) to each Holder of Series C Preferred Stock. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control) and ending on the twentieth day following Holder’s receipt of a Notice of Change of Control, any Holder of the Series C Preferred Stock then outstanding may require the Corporation to redeem all or a portion of the Holder’s Series C Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier (a “Notice of Redemption Upon Change of Control”) to the Corporation, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Series C Preferred Stock that such Holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 16(b). Upon the Corporation’s receipt of a Notice(s) of Redemption Upon Change of Control from any Holder of Series C Preferred Stock, the Corporation shall promptly, but in no event later than two (2) Trading Days following such receipt, notify each Holder of Series C Preferred Stock by facsimile of the Corporation’s receipt of such Notice(s) of Redemption Upon Change of Control. The Corporation shall deliver the applicable Change of Control Redemption Price within sixty (60) days of the consummation of the Change of Control. Payments provided for in this Section 16(b) shall have priority to payments to other stockholders in connection with a Change of Control.

17. Limitation on Conversion.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any Holder upon any conversion of Series C Preferred Stock (or otherwise in respect of the Series C Preferred Stock) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full

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number of Underlying Shares requested in such Conversion Notice is permitted under this paragraph. By written notice to the Corporation, any Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Corporation, and (ii) any such waiver or increase or decrease will apply only to such Holder and not to any other Holder.

(b) Notwithstanding anything to the contrary contained herein, the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 19.99% of the outstanding shares of Common Stock immediately preceding the Closing Date (the “Issuable Maximum”), unless the Company obtains shareholder approval in accordance with the rules and regulations of such Trading Market. If, at the time any Holder requests an conversion of any of the Series C Preferred Stock, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Holder requesting such exercise a number of shares of Common Stock not exceeding such Holder’s pro-rata portion of the Issuable Maximum (based on such Holder’s share (vis-à-vis other Holders) of the aggregate purchase price paid under the Purchase Agreement and taking into account any Series C Preferred Stock previously issued to such Holder). For the purposes hereof, “Actual Minimum” shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise and/or conversion in full of all Warrants and Shares, without giving effect to any limits on the number of shares of Common Stock that may be owned by a Holder at any one time.

18. Fractional Shares. The Corporation shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of Series C Preferred Stock. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of Series C Preferred Stock, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

19. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Corporation, to 339 S. Cheryl Lane, City of Industry, California 91789, facsimile: 909-598-8838, attention Chief Financial Officer, or (ii) if to a Holder, to the address or facsimile number

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appearing on the Corporation’s stockholder records or such other address or facsimile number as such Holder may provide to the Corporation in accordance with this Section.

20. Miscellaneous.

(a) The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

(b) No provision of this Certificate of Designations may be amended, except in a written instrument signed by the Company and Holders of at least 60% of the shares of Series C Preferred Stock then outstanding.

(c) Any of the rights of the Holders of Series C Preferred Stock set forth herein, including any Equity Conditions, Triggering Events or any other similar conditions for the Holders’ benefit, may be waived by the affirmative vote of Holders of at least 60% of the shares of Series C Preferred Stock then outstanding. No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designation shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed as of this 2nd day of June 2005.

GLOBAL EPOINT, INC.

By:	/s/ JOHN PAN
Name:
Title:

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EXHIBIT A

ADDITIONAL DEFINITIONS

“Actual Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Shares, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares are held until the third anniversary of the Closing Date and all dividends thereon are paid in shares of Common Stock, and (b) the Closing Price at all times on and after the date of determination equals 100% of the actual Closing Price on the Trading Day immediately prior to the date of determination, and (ii) giving effect to the Conversion Price (as defined in the Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Subsidiary thereof; (b) there is commenced against the Corporation or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Change of Control” means the occurrence of any of the following in one or a series of related transactions other than a transaction or transactions contemplated by the Letter of Intent: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule

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13d-5(b)(1) under the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation;; (iii) a merger or consolidation of the Corporation or any significant Subsidiary or a sale of more than one-half of the assets of the Corporation (other than non-homeland security assets) in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Corporation or any significant Subsidiary that constitutes or results in a transfer of more than one-half of the voting rights or equity interests in the Corporation; (v) consummation of a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act with respect to the Corporation, or (vi) the execution by the Corporation or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.2 of the Purchase Agreement upon the satisfaction of each of the conditions set forth in Sections 5.1 and 5.2 of the Purchase Agreement.

“Closing Date” means the date of the Closing.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by Purchasers holding a majority of the Securities, the cost of which shall be paid by the Corporation.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Corporation, par value $0.03 per share.

“Convertible Securities” shall mean any evidence of indebtedness, shares, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Effective Date” means the date that an Underlying Shares Registration Statement is declared effective by the Commission.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“GAAP” means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Corporation and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Corporation; provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

“Letter of Intent” means that certain letter dated May 27, 2005 between the Corporation and Astrophysics, Inc. regarding the proposed acquisition of Astrophysics, Inc. by the Corporation and the related financing (the “Financing”) described therein.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys’ fees.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or around the Closing Date, among the Corporation and the Purchasers, in the form of Exhibit B to the Purchase Agreement.

“Required Effectiveness Date” means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Convertible Securities, ignoring any limits on the number of shares of Common Stock that may be owned by a Purchaser at any one time and (i) assuming that (a) any previously unconverted Shares are held until the third anniversary of the Closing Date or, if earlier, until maturity, and all dividends thereon are paid in shares of Common Stock, and (b) the Closing Price at all times on and after the date of determination equals 50% of the actual Closing Price on the Trading Day immediately prior to the date of determination, and (ii) giving effect to the

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Conversion Price (as defined in the Certificate of Designations) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Underlying Shares.

“Senior Debt” means any indebtedness of the Corporation from the date hereof that is senior to any indebtedness set forth on Schedule 3.1(bb) of the Purchase Agreement in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock, no par value, of the Corporation, which is convertible into shares of Common Stock.

“Shares” means an aggregate of 1,250,007 shares of Series C Preferred Stock, which are being purchased by the Purchasers pursuant to the Purchase Agreement.

“Subsidiary” means any subsidiary of the Corporation that is required to be listed in Schedule 3.1(a) of the Purchase Agreement.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on an Eligible Market or (b) if trading ceases to occur on an Eligible Market, any Business Day.

“Trading Market” means the Nasdaq SmallCap Market or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means the Purchase Agreement, the Securities, the Registration Rights Agreement, the Certificate of Designations, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Triggering Event” means any of the following events: (a) immediately prior to any Bankruptcy Event; (b) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of seven consecutive Trading Days or for a period of twenty Trading Days (which need not be consecutive Trading Days) in any 12 month period; (c) the Corporation fails for any reason to deliver a certificate evidencing any Securities to a Purchaser as required pursuant to any Transaction Document within five Trading Days after delivery of notice of failure to deliver by Purchaser or the exercise or conversion rights of the Holders pursuant to the Transaction Documents are otherwise suspended for any reason other than a breach of the Transaction Documents by the Purchasers; (d) the Corporation fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Warrants or any conversion of convertible Securities; (e) any other Event (as defined in the Registration Rights Agreement) occurs and remains uncured for 90 days; (f) the Corporation fails to make any cash payment required under the Transaction Documents and such failure is not cured within ten Trading Days after notice of

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such default is first given to the Corporation by a Purchaser; or (i) the Corporation shall issue equity securities of the Corporation (other than any such securities issued in connection with the acquisition of Astrophysics, Inc as described in the Letter of Intent or the financing described therein) which shall be senior to the Series C Preferred Stock in right of payment, or with respect to dividends, liquidation, or dissolution.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants and in satisfaction of any other obligation of the Corporation to issue shares of Common Stock pursuant to the Transaction Documents.

“Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Securities by the Purchasers.

“Volume Weighted Average Price” means, with respect to any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such date or for such period on an Eligible Market as reported by Bloomberg, L.P., or any successor performing similar functions.

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EXHIBIT B

FORM OF CONVERSION NOTICE

(To be executed by the registered Holder

in order to convert shares of Series C Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock indicated below into shares of common stock, $0.03 par value (the “Common Stock”), of Global ePoint, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below.

Date to Effect Conversion

Number of shares of Series C Preferred Stock owned prior to Conversion

Number of shares of Series C Preferred Stock to be Converted

Stated Value of shares of Series C Preferred Stock to be Converted (including ____________ of dividends added under Section 3(c) of the Certificate of Designations and _____________ added under Section 2(d) of the Registration Rights Agreement)

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Number of shares of Series C Preferred Stock subsequent to Conversion

Name of Holder

By:
Name:
Title:

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EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 2, 2005, among Global ePoint, Inc., a Nevada corporation (the “Company”), and the investors signatory hereto (each such investor is a “Purchaser” and all such investors are, collectively, the “Purchasers”).

WHEREAS, the parties have agreed to enter into this Agreement in connection with, and as a condition to the Closing under, the Securities Purchase Agreement, dated as of the date hereof, among the Company and the Purchasers (the “Purchase Agreement”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated:

“Filing Date” means, with respect to the initial Registration Statement required to be filed pursuant to Section 2, July 1, 2005, and, with respect to any additional Registration Statements that may be required pursuant to Section 3(c), the 30th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

“Holder” means any holder, from time to time, of Registrable Securities.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means any Common Stock (including Underlying Shares) issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the initial registration statement required to be filed hereunder and any additional registration statements contemplated by Section 3(c),

including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Required Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, August 31, 2005, and, with respect to any additional Registration Statements that may be required pursuant to Section 3(c), the 60th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

“Rule 415,” “Rule 424” and “Rule 461” means Rule 415, Rule 424 and Rule 461, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Special Counsel” means one special counsel to the Holders. Unless the Holders notify the Company otherwise, the Special Counsel will be the Purchaser Counsel identified in the Purchase Agreement.

2. Shelf Registration

(a) As promptly as possible, and in any event on or prior to each Filing Date, the Company shall prepare and file with the Commission a “Shelf Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith as the Holders may consent) and shall contain (except if otherwise directed by the Holders) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date; (ii) as to any Holder of Registrable Securities, the date that the Holder receives an opinion of counsel to the Company that all of the Registrable Securities held by the Holder may be freely traded without registration under the Securities Act in reliance on Rule 144 promulgated under the Securities Act, or (iii) when all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”). The Company shall notify each Holder in writing promptly (and in any event within one business day) after receiving notification from the Commission that a Registration Statement has been declared effective.

(b) The initial Registration Statement to be filed hereunder shall cover the sale by the Holders of at least the Required Minimum number of shares of Common Stock.

(c) If: (i) any Registration Statement is not filed on or prior to the Filing Date, or (ii) the-Company fails to file with the Commission a request for acceleration in accordance with

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Rule 461 promulgated under the Securities Act, within five Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or will not be subject to further review, or (iii) the Company is able yet fails to respond to any comments made by the Commission (A) within 10 Trading Days after the receipt of such comments on the initial Registration Statement or (B) within 20 Trading Days after the receipt of such comments on any additional Registration Statement, or (iv) a Registration Statement filed hereunder is not declared effective by the Commission by the Required Effectiveness Date, or (v) the Common Stock is not listed or quoted, or is suspended from trading on an Eligible Market for a period of a period of seven consecutive Trading Days or for a period of twenty Trading Days (which need not be consecutive Trading Days) in any 12 month period (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) or (v) the date on which such applicable Trading Day period is exceeded, or for purposes of clause (iii) the date which such ten Trading Day-period is exceeded, being referred to as “Event Date”), then: (x) on each such Event Date the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement; and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement, or a proportional amount in the event of periods of less than one month. Such payments shall be in partial compensation to the Purchasers and shall not constitute the Purchaser’s exclusive remedy for such events. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

(d) The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

3. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to any counsel designated by any Purchaser (each, a “Purchaser Counsel”, and Iroquois Capital LP has initially designated Proskauer Rose LLP, “LP Counsel”) copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of each Purchaser and Purchaser Counsel. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object in their good faith.

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(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects, to the extent applicable to the Company, with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement; (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein.

(d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e) Promptly deliver to Purchaser Counsel, without charge, an electronic copy of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f) Promptly deliver to each Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by

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each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers and each applicable Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

(i) Subject to Purchasers compliance with Section 6 hereof, cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

(j) Upon the occurrence of any event described in Section 3(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file such supplement, amendment or any other document as may be required.

(k) If Holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

(l) Comply with all applicable rules and regulations of the Commission.

4. Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the

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Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser or its counsel or other Person acting on behalf of such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser or its counsel or other Person acting on behalf of such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company

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specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser or its counsel or other person acting on behalf of such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless (i) a conflict of interest exists between the Indemnified Party and the Indemnifying Party or (ii) such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 5(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(c)(v), (vi) or (vii), such Purchaser will discontinue disposition of such

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Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

7. Miscellaneous

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least two-thirds of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as and to the extent specified in the applicable schedule to the Purchase Agreement, neither the Company nor any Subsidiary has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(d) No Piggyback on Registrations. Except as and to the extent specified in Schedule 3.1(w) to the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

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(e) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(f) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) and earlier than 11:59 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights and obligations hereunder in the manner and to the extent permitted under the Purchase Agreement; provided that such transferee agrees in writing to be bound by the provisions of this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) GOVERNING LAW; VENUE; WAIVER OF JURY TRAIL. THE CORPORATE LAWS OF THE STATE OF NEVADA SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND

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INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GLOBAL EPOINT, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES OF PURCHASERS TO FOLLOW]

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[PURCHASER]

By:
Name:
Title:

Address for Notice:

[ ]
[ ]
[ ]
Telephone No.:
Facsimile No.:
Attn:

With copies to:

Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 Facsimile No.: (212) 969-2900 Telephone No.: (212) 969-3000 Attn: Adam J. Kansler, Esq.

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[Purchaser]

By:
Name:
Title:

Address for Notice:

Facsimile No.:
Attn:

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Annex A

Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock, including the fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

EXHIBIT C

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES, SUBJECT TO THE TERMS OF THIS LEGEND AND THE SECURITIES ACT.

GLOBAL ePOINT, INC.

WARRANT

Warrant No. [ ]	Dated: June , 2005

Global ePoint, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [            ]1 shares of common stock, $0.03 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $3.50 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including the third anniversary of the date of issuance hereof (the “Expiration Date”), and subject to the following terms and conditions. This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder

[1]	Equal to 50% (aggregate) warrant coverage on the Underlying Shares under the Series C Preferred Stock of the Holder.

of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers. Subject to the Holder’s appropriate compliance with the Section 5 of the Securities Act, which shall be evidenced by such documents and representations as the Company may reasonably request, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4. Exercise and Duration of Warrants.

(a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Expiration Date exceeds the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. New York City time on the Expiration Date if a “cashless exercise” may occur at such time pursuant to Section 10 below.

(b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to this Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. Subject to and in reliance upon compliance of Purchasers with Section 6 of the Registration Rights

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Agreement, the Company shall cause the certificate for the Warrant Shares to be issued free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the fifth Trading Day after exercise of this Warrant in full compliance with Section 4(b), and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any

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issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Holder shall, upon exercise of this Warrant, be entitled to receive such Distributed Property as the Holder would have received had the Holder exercised the Warrant prior to the record date for the distribution of the Distributed Property.

(c) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer by the Company is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. In the event of a Fundamental Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x) this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this section 9(c),

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant and the Purchase Agreement, and

(z) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification

5

shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

(d) Number of Warrant Shares. Simultaneously with any adjustments to the Exercise Price pursuant to paragraphs (a) or (b) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including

6

without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, in the event that a Registration Statement covering the resale of the Warrant Shares is not then effective and the prospectus made part thereof is current, then the Holder, for so long as the Warrant Shares are not eligible for resale pursuant to Registration Statement, may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:	X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

11. Limitation on Exercise. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% (the “Maximum Percentage”) of the

7

total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined by Holder for purposes of this Section 11 in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants. Holder’s determination of beneficial ownership in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder shall not be binding upon the Company.

(b) Notwithstanding anything to the contrary contained herein, the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals 19.99% of the outstanding shares of Common Stock immediately preceding the Closing Date (the “Issuable Maximum”), unless the Company obtains shareholder approval, if required, in accordance with the rules and regulations of such Trading Market. If, at the time any Holder requests an exercise of any of the Warrants, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Issuable Maximum (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Holder requesting such exercise a number of shares of Common Stock not exceeding such Holder’s pro-rata portion of the Issuable Maximum (based on such Holder’s share (vis-à-vis other Holders) of the aggregate purchase price paid under the Purchase Agreement and taking into account any Warrant Shares previously issued to such Holder). For the purposes hereof, “Actual Minimum” shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise and/or conversion in full of all Warrants and Shares, without giving effect to any limits on the number of shares of Common Stock that may be owned by a Holder at any one time.

12. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this

8

Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.

14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15. Miscellaneous.

(a) Subject to the restrictions on transfer set forth on the first page hereof, this Warrant may be assigned by the Holder, subject to the transferee’s agreement to be bound by the obligations of the Holder hereunder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN

9

CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

GLOBAL ePOINT, INC.

By:
Name:
Title:

11

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Global ePoint, Inc.

The undersigned is the Holder of Warrant No.                      (the “Warrant”) issued by Global ePoint, Inc., a Nevada corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):

☐ “Cash Exercise” under Section 10

☐ “Cashless Exercise” under Section 10 (if permitted)

4.	If the holder has elected a Cash Exercise, the holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

5.	Pursuant to this exercise, the Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

6.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant to purchase                      shares of Common Stock of Global ePoint, Inc. to which the within Warrant relates and appoints                      attorney to transfer said right on the books of Global ePoint, Inc. with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT D

TRANSFER AGENT INSTRUCTIONS

GLOBAL EPOINT, INC.

339 S. Cheryl Lane

City of Industry, CA 91789

June 2, 2005

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

American Stock Transfer & Trust Company

40 Wall St.

New York, NY 10005-

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of June 2, 2005, among Global ePoint, Inc., a Nevada corporation (the “Company”), and the purchasers named therein (the “Holders”) pursuant to which the Company is issuing the Company’s common stock, par value $0.03 per share (the “Common Stock”).

The Company has agreed with the Holders that it will instruct you to: (A) issue the Common Stock free of all restrictive and other legends if, at the time of such issue, (i) a registration statement covering the resale of such Common Stock has been declared and is effective by the Commission under the Securities Act, (ii) such Common Stock is eligible for sale under Rule 144(k) or (iii) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission); or (B) reissue the Common Stock (if such shares were originally issued with a restrictive legend) free of all restrictive and other legends (i) upon the effectiveness of a registration statement covering the resale of the Common Stock or (ii) following any sale of such Common Stock pursuant to Rule 144 or (iii) such Common Stock are eligible for sale under Rule 144(k) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).

In furtherance of this instruction, upon the effectiveness of the Registration Statement (as defined in the Purchase Agreement) we have instructed our counsel to deliver to you their opinion letter in the form attached hereto as Exhibit I to the effect that the Registration Statement has been declared effective by the Commission and that Common Stock are freely transferable by the Holders and accordingly may be issued (or reissued, as applicable) and delivered to the Holders free of all restrictive and other legends.

You need not require further letters from us or our counsel to effect any future issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Purchase Agreement and this letter. This letter shall serve as our standing irrevocable instructions with regard to this matter

Very truly yours,

GLOBAL EPOINT, INC.

By:
Toresa Lou, Chief Executive Officer

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Exhibit I

[Counsel’s Letterhead]

[Transfer Agent]

Re:	[ ]

To Whom It May Concern:

We are writing on behalf of our client, Global ePoint, Inc., a Nevada corporation (the “Company”), in connection with the Company’s recent filing of a Registration Statement on Form S-3 (File No.            ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to              shares of the Company’s common stock of the Company, par value $0.03 per share (the “Registrable Securities”), issued or to be issued to the selling stockholders (the “Selling Stockholders”) listed in the selling stockholders table at pages      of the final prospectus, a copy of which is attached hereto as Exhibit A.

In connection with the foregoing, we advise you that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933, as amended (the “1933 Act”), on                   , 2005. We have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.

If you have any questions relating to the foregoing, please feel free to call me at                             .

Very truly yours,

3

EXHIBIT E

OPINION OF COMPANY COUNSEL

June 3, 2005

To the Purchasers

Listed on Schedule “A”

Ladies and Gentlemen:

We have acted as counsel to Global ePoint, Inc., a Nevada corporation (the “Company”‘) in connection with the sale by the Company to you (collectively, the “Purchasers”) of an aggregate of 1,250,004 shares (the “Shares”) of the Company’s Series C Preferred Stock, no par value, convertible into 1,250,004 shares of the Company’s Common Stock, $.03 par value (“Common Stock”), and the issuance by the Company to you of warrants (the “Warrants”) to purchase up to 625,004 shares of the Company’s Common Stock; all pursuant to that certain Securities Purchase Agreement dated as of June 2, 2005 by and among the Company and the Purchasers (the “Purchase Agreement”). This opinion letter is being furnished to you pursuant to Section 2.3(a)(iv) of the Purchase Agreement. For purposes of this opinion letter, the term “Transaction Documents” shall mean and include, and shall only mean and include, the Purchase Agreement, the Certificate of Designations in the form attached to the Purchase Agreement as Exhibit A, the Registration Rights Agreement in the form attached to the Purchase Agreement as Exhibit B, and the form of Warrant attached to the Purchase Agreement as Exhibit C. Except as provided in the foregoing sentence, all terms used herein have the meanings set forth in the Purchase Agreement unless otherwise defined herein.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials, public filings and other documents we have deemed necessary or appropriate as a basis for the opinions expressed herein. As to various questions of fact relating to such opinions, we have relied solely upon the representations of the Company and the Purchasers contained in the Purchase Agreement or made to us in certificates of officers of the Company delivered at closing. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now

June 3, 2005

conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could have a Material Adverse Effect.

2. The Company has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents, to issue, sell and deliver the Securities pursuant to the Transaction Documents, and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

3. The authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Securities pursuant to the Purchase Agreement, the issuance and delivery of the Underlying Shares upon conversion or exercise of the Warrants, and the consummation by the Company of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action. The Transaction Documents delivered at Closing have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms.

4. The authorized capital stock of the Company consists of 2,000,000 shares of Preferred Stock, and 50,000,000 shares of Common Stock.

5. The Shares have been duly authorized and, upon issuance, delivery, and payment therefor in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable and, to our knowledge, are free of preemptive rights.

6. The shares of Common Stock issuable to the Purchasers upon conversion of the Shares have been duly authorized and reserved for issuance and, upon issuance and delivery upon conversion of the Shares in accordance with their terms, will be validly issued, fully paid and non-assessable. The shares of Common Stock issuable to the Purchasers upon exercise of the Warrants have been duly authorized and reserved for issuance, and upon issuance, delivery, and payment therefor in accordance with the Warrants, will be validly issued, fully paid and non-assessable.

7. To our knowledge, except for the Securities issued or to be issued to the Purchasers under the Purchase Agreement and the securities described in either Schedule 3.1(f) of the Purchase Agreement or the SEC Reports, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from the Company any capital stock or other securities of the Company, or any other agreements on the part of the Company to issue any such securities or rights.

8. The Shares and Warrants delivered at the Closing may be issued to the Purchasers without registration under the Securities Act.

June 3, 2005

9. The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Shares and Warrants delivered at the Closing pursuant to the Purchase Agreement do not (a) conflict with or result in a violation of any provision of law, rule or regulation having applicability to the Company or of the certificate of incorporation or by-laws or other similar organizational documents of the Company; (b) conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject; or (c) to our knowledge, result in the creation or imposition of any lien, claim or encumbrance on any of the Company’s assets or properties.

10. To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company or affecting any of its properties or assets that could result in a Material Adverse Effect.

11. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization applicable to the Company, is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Shares and Warrants delivered at the Closing pursuant to the Purchase Agreement or the consummation of the transactions contemplated thereby, except as may be required under any state securities laws.

12. The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

13. To our knowledge, the conditions for use of Form S-3 set forth in General Instruction I.A. of Form S-3 promulgated under the Securities Act have been satisfied for the registration of the resale of the Shares and Underlying Shares pursuant to the Registration Statement.

In addition to the qualifications and limitations set forth above, the opinions expressed herein are subject to the following qualifications and limitations:

(a) We express no opinion with respect to laws other than those of the State of California, the State of Nevada and the federal securities laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

June 3, 2005

(b) To the extent that any of the opinions expressed in this letter relates to the enforceability of the Transaction Documents, the opinion is subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the rights of creditors generally or the availability or specific performance, injunctive relief and other equitable remedies, and to general principles of equity, whether in a proceeding in equity or at law.

(c) We express no opinion as to the validity or enforceability of indemnification or contribution provisions of the Transaction Documents.

(d) We express no opinion as to the validity or enforceability of Section 17(a) of the Certificate of Designations attached to the Purchase Agreement as Exhibit A or Section 11 of the Warrant attached to the Purchase Agreement as Exhibit B relating the beneficial ownership provisions of Section 13(d) of the Exchange Act and rules and regulations thereunder.

(e) In giving the opinions expressed in paragraph nos. 8, 9, 10 and 11 above, we have assumed that (i) neither the Company nor any person acting on its behalf offered or sold the Shares and Warrants by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Act; (ii) each person or entity that purchased securities of the Company between February 1, 2004 and the date hereof was, as of the date of such purchase, an accredited investor, as defined in Rule 501 of Regulation D; (iii) the representations and warranties of the Purchasers in the Purchase Agreement and all Exhibits thereto executed by the Purchasers are, and continue to be, true and accurate in all respects and the Purchasers will perform, satisfy and comply with all covenants made by them in the Purchase Agreement.

(f) In giving the opinions expressed in paragraph nos. 8, 9, 10, and 11 above, we express no opinion as to the validity or legality of, or any adverse consequence resulting from, either (i) the Company’s issuance of the Shares or Underlying Shares without the restrictive legend (“Legend”) set forth in Section 4.1(b) of the Purchase Agreement, or (ii) the Company’s removal of the Legend from the Shares or the Underlying Shares prior to such time as the Shares or the Underlying Shares are resold by the holders thereof in accordance with Section 5 of the Act.

(g) Where we render an opinion based upon factual matters “to our knowledge” or that “we know of” or similar expressions, it is based upon the actual knowledge of this firm’s attorneys who have devoted substantive legal attention as counsel to the Company solely in connection with the Purchase Agreement and the transactions contemplated thereby, and without any independent investigation of any underlying facts or situations.

This letter constitutes our opinions only and shall not be deemed a guarantee of the matters set forth herein. We are furnishing this letter to you solely for your benefit in connection

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with the above-described transaction. It is not to be used, circulated, quoted or otherwise referred to for any other purpose, and no one other than you is entitled to rely on this opinion. This letter speaks only as of the date above written, and we hereby expressly disclaim any duty to update any of the statements made herein.

Very truly yours,

June 3, 2005

SCHEDULE “A”

LIST OF PURCHASERS

RHP Master Fund, Ltd.

c/o Rock Hill Investment Management, L.P.

3 Bala Plaza East Suite 585

Bala Cynwyd, PA 19004

The Tail Wind Fund, Ltd.

Bank of Nova Scotia Trust Company (Bahamas) Ltd.

Attn: Ngaire Strachan

P.O. Box N-3106

Scotiabank Building

Rawson Square, Nassau, Bahamas

Cranshire Capital, L.P.

666 Dundee Rd., Suite 1901

Northbrook, IL 60062

DKR Soundshore Oasis Holding Fund Ltd.

c/o DKR Capital Partners L.P.

1281 East Main Street

Stamford, CT 06902

Enable Growth Partners LP

One Ferry Building, Suite 255

San Francisco, CA 94111

Enable Opportunity Partners LP

One Ferry Building, Suite 255

San Francisco, CA 94111

Omicron Master Trust

650 5th Ave., 24th Floor

New York, NY 10019

Nite Capital LP

100 East Cook Ave., Suite 201

Libertyville, IL 60048

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Smithfield Fiduciary LLC

c/o Highbridge Capital Management, LLC

9 West 57th Street, 27th Floor

New York, NY 10019

Iroquois Capital LP

641 Lexington Ave, 26th Floor

New York, NY 10022